Exhibit 10.1

Viavi Solutions Inc.
1.75% Senior Convertible Notes due 2023
EXCHANGE AGREEMENT
Dated as of May 22, 2018
The undersigned (the “Holder”), for itself and on behalf of the beneficial owners, if any, listed on Exhibit B.1 hereto (“Accounts”) for whom the Holder has been duly authorized to enter into the transactions contemplated hereby (each, including the Holder if it is a beneficial owner listed on Exhibit B.1, an “Exchanging Holder”), hereby confirms its agreement with you as follows:
This Exchange Agreement, including the Terms and Conditions for Exchange of Securities attached hereto as Exhibit A (the “Terms and Conditions” and, together with this Exchange Agreement, this “Agreement” or the “Exchange Agreement”), is entered into as of the Effective Time (as defined below) by Viavi Solutions Inc., a Delaware corporation (the “Company”), and the Holder, for itself and on behalf of each Exchanging Holder. Capitalized terms used but not defined herein have the meanings set forth in the Terms and Conditions.
The Company is proposing (i) an exchange (the “Exchange”) by the beneficial owners of certain of the Company’s 0.625% Senior Convertible Notes due 2033, CUSIP 46612JAF8 and ISIN US46612JAF84 (initially issued under CUSIP 46612JAE1 and ISIN US46612JAE10) (the “Old Notes”), of $151,481,000 aggregate principal amount of Old Notes for a principal amount of newly-issued senior convertible notes due 2023 of the Company (the “New Notes” and, together with the Old Notes, the “Notes”), and (ii) the purchase by qualified investors (together, the “Purchasers”) of $69,459,000 aggregate principal amount of New Notes (the “Private Placement” and, together with the Exchange, the “Transactions”), in each case on the terms more fully described in the preliminary confidential private placement memorandum dated May 21, 2018 (the “Preliminary Private Placement Memorandum”), and the final pricing term sheet dated as of May 22, 2018 (the “Pricing Term Sheet" and, together with the Preliminary Private Placement Memorandum as of the Effective Time (as defined below), the “Pricing Disclosure Package”), which are attached hereto as Exhibit C and Exhibit D, respectively. The Company reserves the right to increase or decrease the amount of the Exchange or the Private Placement or both. The New Notes will be convertible into cash up to the aggregate principal amount of any New Notes so converted, and, at the Company’s election, cash, shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), or a combination of cash and shares of Common Stock in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of such converted New Notes (the shares of Common Stock underlying the New Notes, the “Conversion Shares”). The beneficial owners of Old Notes participating in the Exchange, including the Exchanging Holders, are referred to herein as the “Investors.” The New Notes to be issued in the Transactions are also referred to herein as the “Securities.”
The Company and the Holder agree that, upon the terms and subject to the conditions set forth in this Agreement, the Holder agrees to exchange, and to cause the other Exchanging Holders to exchange, the aggregate principal amount of Old Notes set forth in Exhibit B.1 hereto (such principal amount of Old Notes, the “Exchanged Old Notes”) for New Notes having an aggregate principal amount, for each Exchanging Holder, equal to the product of (x) the Exchange Ratio as set forth in Exhibit B.3 hereto and (y) the Exchanged Old Notes for such Exchanging Holder, rounded to the nearest integral multiple of $1,000 in principal amount, if applicable, as set forth on Exhibit B.3 hereto (such aggregate principal amount of New Notes, as so rounded, if applicable, the “Exchanged New Notes”), and the Company agrees to issue such Exchanged New Notes to the Exchanging Holders in exchange for such Exchanged Old Notes.
The Depository Trust Company (“DTC”) will act as securities depositary for the New Notes. At or prior to the times set forth in the Exchange Procedures set forth in Exhibit B.4 hereto (the “Exchange Procedures”), the Holder shall cause the Exchanged Old Notes to be delivered, by book entry transfer through the facilities of DTC, to Wells Fargo Bank, National Association, in its capacity as trustee of the Old Notes (in such capacity, the “Old Notes Trustee”), for the account/benefit of the Company for cancellation as instructed in the Exchange Procedures and at the Settlement; and on the Settlement Date, subject to satisfaction of the conditions precedent specified in Section 6 of the Terms and Conditions and the prior receipt by the Old Notes Trustee from the Holder of the Exchanged Old Notes, the Company shall execute the Exchanged New Notes, cause U.S. Bank National Association, in its capacity as trustee of the New Notes (in such capacity, the “New Notes Trustee”), to authenticate the Exchanged New Notes and cause the Exchanged New Notes to be delivered to the DTC account specified by the Holder for each relevant Exchanging Holder in Exhibit B.2 hereto.

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The Holder’s agreement to acquire the Exchanged New Notes shall be subject to written acceptance, by electronic mail to the Company or its agents, of the Pricing Term Sheet (the time of such acceptance, the “Effective Time”). All questions as to the form of all documents and the validity and acceptance of the Old Notes and the New Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.
The Securities are being offered only to institutional “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), that are also qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act, pursuant to a private placement exemption from registration under Section 4(a)(2) of the Securities Act.
Each of the provisions of the Terms and Conditions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provision had been set forth in full herein; and each of the representations, warranties, and agreements set forth therein shall be deemed to have been made at and as of the date of this Agreement and as of the Settlement Date.
This Agreement constitutes the entire agreement among the parties with respect to the subject matters hereof. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all parties hereto. This Agreement may be executed in counterparts, and delivered by email or telecopier, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
[Signature Pages Follow]

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If the foregoing correctly sets forth your understanding as to the matters set forth herein, please indicate your acceptance thereof in the space provided below for that purpose and deliver a copy to the undersigned, whereupon this Agreement shall constitute a binding agreement between the Company and the Holder.

Very truly yours,

Viavi Solutions Inc.

By:
Name:
Title:

[Signature Page to Exchange Agreement]

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Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:	Holder
(in its capacities described in the first paragraph hereof):

By:
Name:
Title:

[Signature Page to Exchange Agreement]

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EXHIBIT A TO THE EXCHANGE AGREEMENT
 TERMS AND CONDITIONS FOR EXCHANGE OF SECURITIES

May 22, 2018
The Company and the Holder, for itself and on behalf of the Exchanging Holders, have agreed, by executing the Exchange Agreement to which these Terms and Conditions for Exchange of Securities (these “Terms and Conditions”) are attached as Exhibit A, that the provisions set forth in these Terms and Conditions shall be deemed to be incorporated into the Exchange Agreement, and that each of the representations, warranties, and agreements set forth in these Terms and Conditions shall be deemed to have been made at and as of the date of the Exchange Agreement and as of the Settlement Date (as defined below). Capitalized terms used but not defined in these Terms and Conditions have the meanings set forth in the Exchange Agreement.
1.Agreement to Exchange; The Securities; Placement Agent. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Holder agrees to exchange, and to cause the other Exchanging Holders to exchange, the Exchanged Old Notes for Exchanged New Notes. The Company intends to enter into separately negotiated agreements similar to this Agreement with certain other Investors to complete the Exchange. This Agreement and the exchange agreements executed by the Investors are hereinafter sometimes collectively referred to as the “Exchange Agreements.”
The Securities are to be issued under an indenture (the “New Notes Indenture”) to be dated as of the Settlement Date (as defined below) by and between the Company and the New Notes Trustee. The Securities will be convertible into cash up to the aggregate principal amount of any Securities so converted, and, at the Company’s election, cash, shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), or a combination of cash and shares of Common Stock in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of such converted Securities (the shares of Common Stock underlying the New Notes, the “Conversion Shares”), subject to the terms and conditions set forth in the New Notes Indenture.
The Securities will be issued to the Investors in the Exchange in reliance on an exemption from the registration requirements of the Securities Act. The description of the Securities is qualified in its entirety to the terms of the New Notes Indenture.
The Holder acknowledges that, pursuant to a Placement Agency Agreement between the Company and J. Wood Capital Advisors LLC (the “Placement Agent”) dated as of May 22, 2018 (the “Placement Agency Agreement”), the Company intends to pay the Placement Agent a fee in respect of the Transactions.
2.Representations and Warranties of the Company. The Company represents and warrants to the Exchanging Holders that, as of the date hereof and as of the Settlement Date (as defined below):
(a)Pricing Disclosure Package. The Pricing Disclosure Package did not, as of 6:00 p.m. (New York City time) on May 22, 2018, and as of the Settlement Date (defined below), the Pricing Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(b)Financial Statements. The consolidated financial statements of the Company and its subsidiaries, together with the related notes and schedules thereto, included or incorporated by reference in the Pricing Disclosure Package (the “Company Financial Statements”) present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated statements of operations, cash flows and stockholders’ equity of the Company and its subsidiaries for the periods specified; the Company Financial Statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except to the extent disclosed therein.
(c)No Material Adverse Change. Since the date of the most recent Company Financial Statements included or incorporated by reference in the Pricing Disclosure Package, there has not been (i) any change in the capital stock (other than as a result of the grant, exercise or settlement of equity awards granted under the Company’s equity incentive plans or employee stock purchase plans that are described in the Pricing Disclosure Package and any repurchase by the Company of Common Stock in accordance with the Company’s stock repurchase program authorized by its Board of Directors or pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company that are described in the Pricing Disclosure Package) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, in each case other than as disclosed in the Pricing Disclosure Package; (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; or (iii) any transaction that is material to the Company and its subsidiaries taken as a whole that would be required to be described or disclosed in reports that the Company files or submits under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that is not so described or disclosed in such reports. The Company has no material contingent obligations which are not disclosed in the Pricing Disclosure Package or provided for in the Company’s consolidated financial statements that are disclosed in the Pricing Disclosure Package.
(d)Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial position, stockholders’ equity, or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”) or (ii) prevent or materially interfere with consummation of the transactions contemplated by the Exchange Agreements, the New Notes Indenture or the New Notes or (iii) result in the delisting of shares of Common Stock from The NASDAQ Global Select Market (the “NASDAQ”).
(e)Due Authorization. The Company has full right, power and authority to execute and deliver the Exchange Agreements, the New Notes Indenture and the New Notes (collectively, the “Transaction Documents”) and to issue and deliver the New Notes and the Conversion Shares as contemplated by the Exchange Agreements, the New Notes Indenture and the New Notes; and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby has been duly and validly taken.
(f)The New Notes Indenture. The New Notes Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the New Notes Trustee, will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
(g)Exchange Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(h)New Notes. The New Notes to be issued by the Company in accordance with the terms of the Exchange Agreements have been duly authorized by the Company and, when executed and delivered by the Company, duly authenticated in accordance with the terms of the New Notes Indenture and delivered to and paid for by the Investors as provided in the Exchange Agreements, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be in the form contemplated by, and entitled to the benefits of, the New Notes Indenture; the maximum number of shares of Common Stock initially issuable upon conversion of the New Notes, including the maximum number of shares of Common Stock that initially may be issued upon conversion of the New Notes in connection with a “make-whole fundamental change,” as defined in the New Notes Indenture, assuming all conversions are settled by delivering solely Conversion Shares in respect of the Company’s conversion obligation (such maximum number of Conversion Shares, the “Maximum Number of Conversion Shares”), have been duly authorized and reserved for issuance upon conversion of the New Notes, and, upon conversion of the New Notes in accordance with their terms and the terms of the New Notes Indenture, will be issued free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and free of any voting restrictions (and will be free of any restriction, pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party, upon the transfer thereof), and will be validly issued, fully paid and nonassessable.
(i)No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), in each case, applicable to the Company, except, in the case of clauses (ii) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(j)No Conflicts. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, including the issuance of the New Notes and the issuance of any Conversion Shares upon conversion of the New Notes (assuming such conversion occurred as of the date hereof), do not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), in each case, applicable to the Company, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(k)No Consents Required. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), or approval of the stockholders of the Company, is required in connection with the issuance of the New Notes, the issuance of any Conversion Shares upon conversion of the New Notes, or the consummation of the transactions as contemplated by this Agreement, the New Notes Indenture or the New Notes, other than (i) as may be required under the securities or blue sky laws of the various jurisdictions in which the New Notes are being offered or (ii) has already been obtained.
(l)Legal Proceedings. Except as described in the Pricing Disclosure Package, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the knowledge of the Company no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority (including, without limitation, the NASDAQ) or threatened by others.
(m)Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations and applications, service mark registrations and applications, domain names, all goodwill associated with the foregoing, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other similar intellectual property rights (collectively, the “Intellectual Property”) necessary for the conduct of the business as described in the Pricing Disclosure Package, except where the failure to own or possess such rights would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not received any notice of any heretofore unresolved claim of infringement, misappropriation or other violation of any Intellectual Property rights of others that would reasonably be expected to have a Material Adverse Effect. Except as described in the Pricing Disclosure Package, (a) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company's or any of its subsidiaries’ rights in or to any Intellectual Property that would reasonably be expected to have a Material Adverse Effect; (b) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned by or licensed to the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect; and (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property rights of others that would reasonably be expected to have a Material Adverse Effect.
(n)Use of Proceeds. The Company will apply the net proceeds from the Private Placement in all material respects as described in the Pricing Disclosure Package under “Use of Proceeds.”
(o)Investment Company Act. The Company is not and, after giving effect to the Transactions, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended.
(p)Taxes. (i) The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof or have requested extensions thereof (except for cases in which the failure to pay or file would not reasonably be expected to have a Material Adverse Effect or except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company); and (ii) except as otherwise disclosed in the Pricing Disclosure Package, there is no tax deficiency that has been, nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, in each case, except as would not have a Material Adverse Effect.
(q)[Reserved.]
(r)Compliance with Environmental Laws. The Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, directives, guidance, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances, emissions, materials or wastes, pollutants or contaminants (each, a “Hazardous Material”), including, without limitation, the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with Ozone depleting substances, including, without limitation, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any product take-back or product content requirements (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have not incurred any material costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (x), (y) and (z) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(s)Disclosure Controls. The Company and its subsidiaries maintain a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Securities and Exchange Commission (the “Commission”), including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act through March 31, 2018.
(t)Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language incorporated by reference in the Pricing Disclosure Package is accurate. Except as disclosed in the Pricing Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company's internal control over financial reporting.
(u)Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
(v)Compliance with Sanctions Laws. Neither the Company nor any of the subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Departments of State and Homeland Security, Her Majesty’s Treasury of the United Kingdom, the United Nations, the European Union, European Union member states or any other relevant sanctions and export control authorities (together, the “Sanctions Authorities”); and the Company will not, directly or indirectly, use the proceeds from the Private Placement, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, in each case for the purpose of financing the activities of any person, government or entity currently subject to any sanctions administered by the Sanctions Authorities.

(w)No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance therewith.
(x)No Broker’s Fees. Neither the Company nor any of its subsidiaries has incurred any liability for any finder’s fees or similar payments in connection with the consummation of the transactions contemplated hereby other than those payable pursuant to the Placement Agency Agreement or the letter agreement between the Company and the Placement Agent, dated May 4, 2018.
(y)No Registration Rights. Except as described in the Pricing Disclosure Package, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company pursuant to a contract with the Company and (iii) the Company has not granted any person the right to act as an underwriter or initial purchaser or as a financial advisor to the Company in connection with the Exchange; no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company.
(z)Exchange Materials. None of the Company and its subsidiaries has or will distribute prior to the later of (i) the Settlement Date (as defined below) and (ii) completion of the Exchange, any offering material (including, without limitation, content on its website, if any, that may be deemed to be offering material) in connection with the Exchange other than the Pricing Disclosure Package and other materials, if any, permitted by the Securities Act, including, but not limited to, any documents incorporated by reference therein (the “Incorporated Documents”).
(aa)Rule 144A Eligibility. The New Notes, when issued, will not be of the same class (within the meaning of Rule 144A) as securities that are listed on a national securities exchange registered pursuant to Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
(bb)    Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Placement Agent and its compliance with its agreements set forth in the Placement Agency Agreement and the accuracy of the representations and warranties of each Investor executing an Exchange Agreement and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and exchange of the New Notes in the manner contemplated by the Pricing Disclosure Package, to register the New Notes under the Securities Act or to qualify the New Notes Indenture under the Trust Indenture Act of 1939, as amended.
(cc)    Conversion Shares. The Company will reserve and keep available at all times, free of pre-emptive rights, a sufficient number of shares of Common Stock to enable the Company to deliver the Maximum Number of Conversion Shares upon conversion of the New Notes, assuming all conversions are settled by delivering solely Conversion Shares in respect of the Company’s conversion obligation.
(dd)    Sarbanes-Oxley Act. Except as would not reasonably be expected to have a Material Adverse Effect, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications, that are in effect and with which the Company is required to comply.
3.Representations and Warranties of the Holder. The Holder represents, warrants and covenants to the Company, on behalf of itself and each Exchanging Holder, as follows:
(a)The Holder has all requisite power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms hereof and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Holder and constitutes the valid and binding obligation of the Holder, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies. If the Holder is executing this Agreement on behalf of an Account, (i) the Holder has all requisite authority to enter into this Agreement on behalf of, and, bind, each Account to the terms of this Agreement, and (ii) Exhibit B.1 hereto is a true, correct and complete list of (A) the name of each Account and (B) the principal amount of each Account’s Exchanged Old Notes.

(b)The execution, delivery and performance of this Agreement by the Holder and compliance by the Holder and each Exchanging Holder with all provisions hereof and the consummation of the transactions contemplated hereby, will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or any governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (except as may be required under the securities or blue sky laws of the various states), (ii) result in any violation of the organizational documents of any of the Holder or the Exchanging Holders (if the Holder or any of the Exchanging Holders is a corporation or other business entity), (iii) constitute a breach or violation of any of the terms or provisions of, or result in a default under any material indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of the Holder or the Exchanging Holders is a party or by which it is bound, or (iv) violate or conflict with any applicable law or any rule, regulation, judgment, decision, order or decree of any court or any governmental body or agency having jurisdiction over any of the Holder or the Exchanging Holders.
(c)The Holder understands that Exchange and the offering of the Securities (and the Conversion Shares) acquired by the Exchanging Holders under this Agreement have not been registered under the Securities Act or qualified under applicable state securities laws (the “Securities Laws”). The Holder also understands that the Securities (and the Conversion Shares) are being offered pursuant to exemptions from registration and qualification contained in the Securities Act and the Securities Laws, based in part upon the Holder’s representations contained in this Agreement.
(d)Each of the Exchanging Holders is the current sole legal and beneficial owner of the Exchanged Old Notes set forth opposite such Exchanging Holder’s name on Exhibit B.1 hereto. When the Exchanged Old Notes are exchanged, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, adverse claims, rights or proxies. None of the Exchanging Holders has, in whole or in part, other than pledges or security interests that an Exchanging Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Exchanged Old Notes or its rights in its Exchanged Old Notes (other than to the Company pursuant hereto), or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Old Notes.
(e)The Holder understands and agrees that neither the Company nor the Placement Agent, nor any person representing the Company or the Placement Agent, has made any representation to the Holder with respect to the Company, the Securities or the Exchange other than the information contained or incorporated by reference in the Private Placement Memorandum. The Holder also acknowledges that it has received a copy of the Private Placement Memorandum relating to the Exchange and acknowledges that (i) it has conducted its own investigation of the Company and the terms of the Securities and, in conducting its examination, it has not relied on the Placement Agent or on any statements or other information provided by the Placement Agent concerning the Company, the Securities or the terms of the Exchange, (ii) it has had access to the public filings made by the Company with the Commission and such financial and other information as it deems necessary to make its decision to participate in the Exchange for the Securities, including the information incorporated by reference in the Private Placement Memorandum, (iii) it has been offered the opportunity to ask questions of the Company and received answers thereto, as it deemed necessary in connection with its decision to participate in the Exchange for the Securities and (iv) no person has been authorized to give any information or to make any representation concerning the Company or the Securities or the Conversion Shares, if any, other than as contained in the Private Placement Memorandum and information given by the Company’s duly authorized officers and employees in connection with its examination of the Company and the terms of the Exchange and the Securities, and the Company does not, and the Placement Agent does not, take any responsibility for, and neither the Company nor the Placement Agent can provide any assurance as to the reliability of, any other information that others may give the Holder.
(f)The Holder understands and agrees, and each subsequent holder of the Securities issued to the Exchanging Holders pursuant to the Exchange (and Conversion Shares issuable upon conversion thereof) by its acceptance thereof will be deemed to agree, that the Securities (and Conversion Shares) are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Securities (and Conversion Shares) have not been, and will not be, registered under the Securities Act and that (i) if it decides to offer, resell, pledge or otherwise transfer any of the Securities or Conversion Shares, such Securities (and Conversion Shares) may be offered, resold, pledged or otherwise transferred only (a) to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (b) pursuant to any other exemption from the registration requirements of the Securities Act, including Rule 144 under the Securities Act (if available), (c) pursuant to an effective registration statement under the Securities Act (which the Company has no obligation to effect), or (d) to the Company, or one of its subsidiaries, in each of cases (a) through (d) in accordance with any applicable securities laws of any state of the United States, and that (ii) the Holder will, and each subsequent holder is required to, notify any subsequent purchaser of the Securities or Conversion Shares from it of the resale restrictions referred to in (i) above and will provide the Company and the transfer agent such certificates and other information as they may reasonably require to confirm that the transfer by it complies with the foregoing restrictions, if applicable. The Holder also understands that there is no assurance that any exemption from registration under the Securities Act will be available to permit an Exchanging Holder to transfer or dispose of the Securities (and the Conversion Shares) and that, even if available, such exemption may not allow an Exchanging Holder to transfer all or any portion of the Securities (and the Conversion Shares) under the circumstances, in the amounts or at the times an Exchanging Holder might propose.
(g)The Holder understands that the Securities (and Conversion Shares) will, during the period that ends on the later of (i) one year after the last date of original issuance of such Securities, or such shorter period of time as permitted by Rule 144 or any successor provision thereto and (b) such later date, if any, as may be required by applicable law, bear a legend substantially to the following effect, unless the Securities have been sold pursuant to an effective registration statement that continues to be effective at the time of such transfer, sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company and the holder thereof:
THIS SECURITY AND THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)    REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2)    AGREES FOR THE BENEFIT OF VIAVI SOLUTIONS INC. (THE "COMPANY") THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)    PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)    TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
(h)Except as provided in Section 3(f) above, the Holder understands, covenants and agrees that the Securities (and the Conversion Shares) may not be sold, transferred or otherwise disposed of without registration under the Securities Act, unless and until the Holder has furnished written evidence satisfactory to the Company to the effect that such sale, transfer or other disposition will not require registration under the Securities Act and is permissible under the Securities Laws and other applicable securities laws and regulations or that appropriate action necessary for compliance with the Securities Act, the Securities Laws and other applicable securities laws and regulations has been taken.
(i)Each Exchanging Holder is acquiring the Securities in the Exchange for its own account for investment purposes only and not with a view to, or for resale in connection with, any distribution or public offering of the Securities within the meaning of the Securities Act.

(j)Each Exchanging Holder is an institutional “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act as well as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Holder agrees to furnish any additional information with respect to itself or any Exchanging Holder reasonably requested by the Company or any of its affiliates to assure compliance with U.S. federal and state securities laws in connection with the Exchange.
(k)The Holder has not been apprised of the offering of the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
(l)The Holder acknowledges that the terms of the Exchange pursuant to this Agreement have been mutually negotiated between the Holder and the Company. The Holder was given a meaningful opportunity to negotiate the terms of its exchange of Exchanged Old Notes for Exchanged New Notes.
(m)The Holder acknowledges and agrees that it has been provided with no material regarding the Company or the Securities other than (i) the Preliminary Private Placement Memorandum and (ii) the final term sheet dated as of May 22, 2018 (the “Pricing Term Sheet”), which are attached to the Exchange Agreement as Exhibit C and Exhibit D, respectively, and the Holder has relied solely on information it deems sufficient in connection with its decision to invest in the Securities. The Holder acknowledges and agrees that it is not relying on any representation or warranty by the Company or the Placement Agent or any person representing the Company or the Placement Agent with respect to the Company, the New Notes or the Exchange except as expressly set forth in this Agreement or in the Preliminary Private Placement Memorandum. The Holder acknowledges that the Placement Agent does not take any responsibility for, and can provide no assurance as to the reliability of, the information set forth in the Preliminary Private Placement Memorandum or any such other information. The Holder has requested that it not receive or otherwise be made aware of non-public information regarding the Company that may restrict its ability to trade in the Company’s securities, and accordingly: (x) acknowledges the disadvantages to which each Exchanging Holder is subject on account of the disparity of information as between the Company and such Exchanging Holder as a result of certain non-public information concerning the Company and its subsidiaries and/or the Notes that is not known to the Holder or any Exchanging Holder (including, without limitation, financial information regarding the historical financial position, results of operations and cash flows of the AvComm and Wireless Test and Measurement businesses acquired by the Company on March 15, 2018, from certain affiliates of Cobham plc, a private company limited by shares incorporated under the laws of England and Wales, pursuant to which transaction the Company acquired all of the outstanding equity interests of Aeroflex Wichita, Inc., a Delaware corporation; Aeroflex France SAS, a French société par actions simplifiée; Aeroflex Ireland Limited, a private company limited by shares incorporated under the laws of Ireland; and Aeroflex Limited, a private company limited by shares incorporated under the laws of England and Wales (the “Acquisition”) and the pro forma impact of the Acquisition on the Company’s current and historical consolidated financial position, results of operations, and cash flows) and that is material (collectively, the "Non-Public Information"); and (y) acknowledges and agrees that each Exchanging Holder has agreed to exchange its Exchanged Old Notes for Exchanged New Notes pursuant to this Agreement, notwithstanding that each Exchanging Holder is aware that the Non-Public Information exists and that neither the Company nor the Placement Agent has disclosed the Non-Public Information to such Exchanging Holder.
(n)No later than one (1) business day after the date hereof, the Holder agrees to deliver to the Company settlement instructions substantially in the form of Exhibit B.2 hereto.
(o)Each of the Exchanging Holders:
(i)is able to fend for itself in the transactions contemplated hereby;
(ii)has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities;
(iii)has considered the suitability of the Securities as an investment in light of its own circumstances and financial condition, and each of the Exchanging Holders is able to bear the risks associated with an investment in the Securities; and
(iv)has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.
(p)The Holder acknowledges and agrees that it has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Holder was first contacted by the Company or the Placement Agent with respect to the Exchange until after the earlier to occur of (i) the confidential information (as described in the confirmatory emails received by the Holder from the Placement Agent (the “Wall Cross Emails”)) is made public by the Company and (ii) the time specified in the Wall Cross Emails.
(q)The Holder acknowledges and agrees that the Company may issue appropriate stop-transfer instructions to its transfer agent, if any, and may make appropriate notations to the same effect in its books and records to ensure compliance with the provisions of this Section.
(r)The Holder understands that the Company, the Placement Agent and others will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements and agrees that if any of the representations and acknowledgements deemed to have been made by it or any of the Exchanging Holders by its participation in the Exchange and acquisition of the Securities are no longer accurate, the Holder shall promptly notify the Company and the Placement Agent. The Holder understands that, unless the Holder notifies the Company in writing to the contrary before the Settlement, each of the Holder’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Settlement Date (as defined below), taking into account all information received by the Holder. If the Holder is acquiring the Securities as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.
(s)The Holder acknowledges and agrees that the Placement Agent has not acted as its financial advisor or fiduciary and that the Placement Agent and its respective directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Incorporated Documents and make no representation or warranty to the Holder, express or implied, with respect to the Company or the Securities or the accuracy, completeness or adequacy of the information provided to the Holder, the Incorporated Documents or any other publicly available information, nor shall any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Holder.
(t)The Holder acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the Exchange or the issue of the Securities (including any filing of a registration statement), in any jurisdiction outside the United States where action for that purpose is required. To the extent any of the Exchanging Holders is outside the United States, the Holder will comply with all applicable laws and regulations in each foreign jurisdiction in which it exchanges or tenders Old Notes, or offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.
(u)The Holder understands that nothing in this Agreement, information the Company has filed with and furnished to the Commission or any other materials presented to the Holder in connection with the Exchange constitutes legal, business, financial or tax advice. The Holder has consulted such legal, business, financial and tax advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its participation in the Exchange and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its participation in the Exchange and investment in the Securities.
(v)The operations of each Exchanging Holder have been conducted in material compliance with the rules and regulations administered or conducted by OFAC applicable to such Exchanging Holder. The Holder has performed due diligence necessary to reasonably determine that its beneficial owners are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of Sanctions, or otherwise the subject of Sanctions.
(w)None of the Exchanging Holders is an “affiliate” of the Company, nor, during the three months preceding the date of this Exchange Agreement, has any of the Exchanging Holders been an “affiliate” of the Company, within the meaning of Rule 144 under the Securities Act. In that connection, such Exchanging Holder has no ability, directly or indirectly, individually or together with any other person, to influence, direct or cause the direction of the management or policies of the Company or any of its subsidiaries in any respect, nor has such Exchanging Holder in fact influenced, directed or caused the direction of the management or policies of the Company or any of its subsidiaries in any respect; neither such Exchanging Holder nor any of its affiliates or representatives serves as an officer or director of the Company in any similar capacity; such Exchanging Holder has no agreement or other understanding, written or oral, direct or indirect, with the Company, any of its directors, officers or employees or any other stockholder of the Company with respect to its investment in, or any aspect of the business or management of, the Company; no contracts or understanding between or among the Company or any stockholders of the Company confer on such Exchanging Holder the power to approve or disapprove any corporate action or to exercise any other similar power with respect to corporate affairs; such Exchanging Holder is not otherwise, directly, or indirectly through one or more intermediaries, in control, controlled by, or under common control with, the Company. The Holder understands that the Securities (and Conversion Shares) will, unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144, bear a legend substantially to the following effect:
NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF VIAVI SOLUTIONS INC. (THE “COMPANY”) OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.
(x)None of the Exchange Holders is, and has not been for at least three years prior to the date of the Preliminary Private Placement Memorandum, an “interested stockholder” of the Company, as defined under Section 203 of the Delaware General Corporation Law (the “DGCL”).
4.Settlement of the Securities.
(a) The settlement of the Exchange (the “Settlement”) shall be made at the offices of Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, New York 10019, at 10:00 A.M., New York City time, on the date set forth in the Pricing Term Sheet attached to the Exchange Agreement as Exhibit D as the Settlement Date, or at such other place, time or date as the Investors, on the one hand, and the Company, on the other hand, may agree upon, such time and date of Settlement being herein referred to as the “Settlement Date.” The exchange of the Exchanged Old Notes for Exchanged New Notes shall be made pursuant to the Exchange Procedures set forth in Exhibit B.4.
5.Agreements of the Company. The Company agrees with the Holder that:
(a)The Company will reserve and keep available at all times, free of pre-emptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the shares of Common Stock issuable upon conversion of the New Notes.
(b)The Company will use commercially reasonable efforts to list, subject to notice of issuance, a number of shares equal to the Maximum Number of Conversion Shares on The NASDAQ Global Select Market.
(c)If, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, any of the Securities (or Conversion Shares) are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will furnish, upon request and at the Company’s expense, for the benefit of the holders from time to time of the Securities, to holders and beneficial owners of Securities and prospective purchasers of Securities, information satisfying the requirements of Rule 144A(d)(4) under the Securities Act.
(d)At or prior to 8:00 a.m., New York City time, on the first business day after the date hereof, the Company shall file with the Commission a current report on Form 8-K announcing the Exchange, which current report the Company acknowledges and agrees will disclose all confidential information (as described in the Wall Cross Emails) to the extent the Company believes such confidential information constitutes material non-public information, if any, with respect to the Exchange or otherwise communicated by the Company to the Holder in connection with the Exchange.
6.Conditions. (a) The obligation of the Holder to exchange, and to cause the other Exchanging Holders to exchange, the Exchanged Old Notes for Exchanged New Notes pursuant to this Agreement shall be subject to the satisfaction or waiver of the following conditions on or prior to the Settlement Date:
(i)Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Settlement Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Settlement Date.
(ii)No Material Adverse Change. No event or condition of a type described in Section 2(c) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto).
(iii)Officer's Certificate. The Holder shall have received on and as of the Settlement Date a certificate of an executive officer of the Company confirming (i) that such officer has reviewed the Pricing Disclosure Package, (ii) that the representations and warranties of the Company set forth in this Agreement are true and correct as of the Settlement Date, (iii) that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Settlement Date and (iv) to the effect set forth in Section 6(a)(ii) above.
(iv)No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Settlement Date, prevent the Exchange; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Settlement Date, prevent the Exchange, including the issuance of the Securities pursuant thereto.
(a)The obligation of the Company to deliver the Securities to be issued by it on the Settlement Date pursuant to Section 4 hereof shall be subject to the satisfaction or waiver of the following conditions on or prior to such Settlement Date:
(i)The representations and warranties of the Holder contained in the Agreements shall be true and correct on the date hereof and on and as of the Settlement Date as if made on and as of the Settlement Date; and the Holder shall have performed all applicable covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Settlement Date, including its written acceptance, by electronic email to the Company or its agents as set forth in Section 9 hereof, of the Pricing Term Sheet.
(ii)No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Settlement Date, prevent the Exchange; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Settlement Date, prevent the Exchange, including the issuance of the Securities pursuant thereto (including under this Agreement).
7.Taxation. The Holder acknowledges that, if the Exchanging Holder is a United States person for U.S. federal income tax purposes, either (1) the Company must be provided with a correct taxpayer identification number (“TIN”), generally a person’s social security or federal employer identification number, and certain other information on Internal Revenue Service (“IRS”) Form W-9, which is provided as an attachment hereto, and a certification, under penalty of perjury, that such TIN is correct, that the Exchanging Holder is not subject to backup withholding and that the Exchanging Holder is a United States person, or (2) another basis for exemption from backup withholding must be established. The Holder further acknowledges that, if the Exchanging Holder is not a United States person for U.S. federal income tax purposes, (1) the Company must be provided the appropriate IRS Form W-8 signed under penalties of perjury, attesting to that non-U.S. Holder’s foreign status, and (2) the Exchanging Holder may be subject to U.S. federal withholding or U.S. federal backup withholding tax on certain payments made to such Exchanging Holder unless such Exchanging Holder properly establishes an exemption from, or a reduced rate of, withholding or backup withholding. The Exchanging Holder shall promptly notify the Company if at any time such previously delivered IRS forms are no longer correct or valid.
8.Survival Clause. The respective representations, warranties, agreements and other statements of the Company and the Holder set forth in this Agreement or made by or on behalf of the Exchanging Holders pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors or any other person controlling the Company, or by or on behalf of the Holder or any person controlling the Holder and (ii) delivery of and payment for the Securities.
9.Notices. Except as otherwise set forth in this Agreement, all communications hereunder shall be in writing and, if sent to the Holder, shall be mailed or delivered to its address set forth in Exhibit B.2 of this Agreement as the same may be updated by the Holder from time to time by notice to the Company in accordance with this Section 9; if sent to the Company, shall be mailed or delivered to the Company at 6001 America Center Drive, 6th Floor, San Jose, California 95002 (facsimile: 408-404-4500), Attention: General Counsel, with a copy (which shall not constitute notice) to Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, New York 10019, Attention: Stephen Ashley, Esq. (facsimile: 212-506-5151).
All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.
10.Successors. This Agreement shall inure to the benefit of and be binding upon the Holder, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. No purchasers or transferees of Securities from the Holder will be deemed a successor because of such purchase or transfer.

11.APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.
12.Third-Party Beneficiary. Each of the Company and the Holder expressly acknowledges and agrees that the Placement Agent is an intended third-party beneficiary entitled to rely on this Agreement and receive the benefits of the representations, warranties and covenants made by, and the responsibilities of, the Holder under this Agreement, with the same force and effect as if such representation or warranty were made directly to the Placement Agent.
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EXHIBIT B.1 TO THE EXCHANGE AGREEMENT

Name of Exchanging Holder	Aggregate Principal Amount of Exchanged Old Notes	CUSIP

EXHIBIT B.2 TO THE EXCHANGE AGREEMENT

Name of Holder:

Holder Address:

Telephone:
Email Address:
Country of Residence:
Taxpayer Identification Number:

Exchanged Old Notes
DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
FFC Account #:
Account # at Bank/Broker:

Exchanged New Notes (if different from Exchanged Old Notes)
DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
FFC Account #:

EXHIBIT B.3 TO THE EXCHANGE AGREEMENT

The Exchange Ratio: 102.68% ($1,026.80 for each $1,000 principal amount of Exchanged Old Notes)

Name of Exchanging Holder	Aggregate Principal Amount of Exchanged New Notes	CUSIP

EXHIBIT B.4 TO THE EXCHANGE AGREEMENT
NOTICE OF EXCHANGE PROCEDURES
Attached are Exchange Procedures for the settlement of the exchange (the “Settlement”) of 0.625% Senior Convertible Notes due 2033, CUSIP 46612JAF8 and ISIN US46612JAF84 (initially issued under CUSIP 46612JAE1 and ISIN 46612JAE10) (the “Old Notes”) of Viavi Solutions Inc., a Delaware corporation (the “Company”), for newly issued 1.75% Senior Convertible Notes due 2023 of the Company (the “New Notes”) pursuant to the Exchange Agreement, dated as of May 22, 2018, between you and the Company (the “Exchange Agreement”), which Settlement is expected to occur on or about May 29, 2018. To ensure timely Settlement, please follow the instructions for exchanging your Old Notes for New Notes as set forth on the following page.
These instructions supersede any prior instructions you received. Your failure to comply with the attached instructions may delay your receipt of New Notes for your Old Notes.
If you have any questions, please contact Katy Neumer at 407-617-9991.
Thank you.

EXCHANGING OLD NOTES FOR NEW NOTES
Delivery of Old Notes
You must direct the eligible DTC participant through which you hold a beneficial interest in the Old Notes to post on May 29, 2018, no later than 9:00 a.m., New York City time, one-sided withdrawal instructions through DTC via DWAC for transfer to Wells Fargo Bank, National Association (DTC Participant No. 2027), the aggregate principal amount of Exchanged Old Notes (CUSIP/ISIN # 46612JAF8 / US46612JAF84) set forth in Exhibit B.1 of the Exchange Agreement. It is important that this instruction be submitted and the DWAC posted on May 29, 2018, no later than 9:00 a.m., New York City time.
To receive New Notes
You must BOTH direct your eligible DTC participant through which you wish to hold a beneficial interest in the New Notes to post and accept on May 29, 2018, no later than 9:00 a.m., New York City time, a one-sided deposit instruction through DTC via DWAC from U.S. Bank National Association for the aggregate principal amount of Exchanged New Notes (CUSIP/ISIN # 925550 AD7 / US925550AD72) set forth in Exhibit B.3 of the Exchange Agreement. It is important that this instruction be submitted and the DWAC posted on May 29, 2018, no later than 9:00 a.m., New York City time.
You must complete both steps described above in order to complete the exchange of Old Notes for New Notes.
SETTLEMENT
On May 29, 2018, after the Company receives your Old Notes and your delivery instructions as set forth above, and subject to the satisfaction of the conditions to closing as set forth in your Exchange Agreement, the Company will deliver your New Notes in respect of your Old Notes exchanged in accordance with the delivery instructions set forth above.

EXHIBIT C TO THE EXCHANGE AGREEMENT
Preliminary Private Placement Memorandum

C-1

EXHIBIT D TO THE EXCHANGE AGREEMENT
Pricing Term Sheet

D-1